                                       LAW OFFICER OF

      30 ROCKEFELLER PLAZA                                   TEN POST OFFICE SQUARE o SOUTH
       NEW YORK, NY 10112           DECHERT PRICE & RHOADS       BOSTON, MA 02109-4603
         (212) 698-3500                                              (617) 728-7100
                                    1775 EYE STREET, N.W.
    4000 BELL ATLANTIC TOWER      WASHINGTON, DC 20006-2401      90 STATE HOUSE SQUARE
        1717 ARCH STREET                                        HARTFORD, CT 06103-3702
  PHILADELPHIA, PA 19103-2793                                        (860) 524-3999
                                  TELEPHONE: (202) 261-3300
   THIRTY NORTH THIRD STREET         FAX: (202) 261-3333            65 AVENUE LOUISE
   HARRISBURG, PA 17101-1603                                     1050 BRUSSELS, BELGIUM
         (717) 237-2000                                             (32-2) 535-5411

PRINCETON PIKE CORPORATE CENTER                                  TITMUSS SAINER DECHERT
         P.O. BOX 5218                                              2 SERJEANTS' INN
    PRINCETON, NJ 08543-5218                                    LONDON EC4Y 1LT, ENGLAND
         (609) 520-3200                                            (44-171) 583-5353

                                                                151, BOULEVARD HAUSSMANN
                                                                  75008 PARIS, FRANCE
                                                                   (33-1) 53 83 84 70
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                                                   March 12, 1998

Pioneer Funds Distributor, Inc.
60 State Street
Boston, Massachusetts 02109-1820

         Re:  Pioneer Independence Plans
              (File No. 333-42113)
              --------------------------

Gentlemen:

     Pioneer Funds Distributor, Inc. ("PFD"), a Massachusetts corporation, has filed with the Securities and Exchange Commission under the Investment Company
Act of 1940 a Registration Statement on Form N-8B-2 (File No. 811-08551) registering Pioneer Independence Plans as a unit investment trust of which PFD is the principal underwriter and sponsor. PFD has also filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration
Statement on Form S-6, as amended (File No. 333-42113), also covering the registration of Pioneer Independence Plans.

     We have examined the Registration Statements for Pioneer Independence Plans and have also examined the custodian agreement, dated February 17, 1998 (the
"Custodian Agreement") between PFD and State Street Bank and Trust Company (the
"Custodian") under the terms of which Pioneer Independence Plans are issued.

     Based on the foregoing, it is our opinion that PFD has duly entered into the Custodian Agreement with the Custodian and that the Custodian Agreement is a valid and binding agreement of PFD. It is also our opinion that the Pioneer
Independence Plans, when issued in the manner contemplated by the Custodian
Agreement and the Registration Statements, will constitute legal, valid and binding obligations on the part of PFD.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-6 of Pioneer Independence Plans and to all references to our firm therein.

                                                   Sincerely,


                                                   /s/ Dechert Price & Rhoads
                                                   Dechert Price & Rhoads